UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33767	27-1310817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Bakers Mill Lane, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 463-2000

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of exchange on which registered:
Common Stock, par value $0.001 per share	LL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.        Results of Operations and Financial Condition.

On May 28, 2020, Lumber Liquidators Holdings, Inc. (the “Company”) issued a press release announcing certain financial and operating results for the quarter ended March 31, 2020.  A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2020, the Company announced that the Board of Directors of the Company (the “Board”) has appointed Charles E. Tyson as President and Chief Executive Officer and as a member of the Board effective May 27, 2020. Mr. Tyson, age 58, has served as the Company’s Interim President and Principal Executive Officer since February 5, 2020 and as Chief Customer Experience Officer since June 2018. Prior to joining the Company, from 2008 to 2017, Mr. Tyson held various roles at Advance Auto Parts, Inc., including Executive Vice President, Merchandising, Marketing and Supply Chain from 2013 to 2017 and Senior Vice President, Merchandising, Replenishment and Marketing from 2011 to 2013.

Mr. Tyson will be entitled to receive an annual base salary of $700,000, subject to the previously disclosed 25% salary reduction currently in place, and an annual bonus target of 100% of his base salary. In addition, Mr. Tyson will receive a $550,000 supplemental equity award, 25% of which will be in the form of stock options, 25% of which will be in the form of time-based restricted stock units that vest ratably over four years and 50% of which will be in the form of performance stock units, in each case pursuant to the terms of our Amended and Restated 2011 Equity Compensation Plan.

In addition, the Company and Mr. Tyson entered into a Severance Agreement. The terms of the Severance Agreement are substantially similar to the terms of the severance agreements entered into by the Company and certain officers of the Company on July 26, 2018 and described in Item 5.02 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2018, which description is incorporated herein by reference. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, which is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 5.02. Additionally, Mr. Tyson has agreed that the temporary reduction in his base salary does not constitute “Good Reason” (an event that could permit such officer to resign and receive severance) under his severance agreement with the Company.

There are no arrangements or understandings between Mr. Tyson and any other persons, pursuant to which Mr. Tyson was selected as a director. Mr. Tyson has no family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Tyson’s appointment, the previously disclosed interim compensation arrangements with Mr. Tyson and Nancy A. Walsh, the Company’s Chief Financial Officer, have been terminated. In addition, the Board approved an increase to Ms. Walsh’s base salary to $515,000, subject to the previously disclosed 25% salary reduction currently in place, and a $125,000 grant of restricted stock that vests ratably over four years. Additionally, the Severance Agreement between the Company and Ms. Walsh was amended to provide that the temporary reduction in base salary would not constitute “Good Reason.”

On May 27, 2020, M. Lee Reeves, the Senior Vice President, Chief Legal Officer and Corporate Secretary of the Company, resigned from the Company to pursue other opportunities.

Item 9.01.         Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

10.1	Severance Agreement, dated as of May 27, 2020, by and between Lumber Liquidators Holdings, Inc. and Charles E. Tyson
99.1	Press Release dated May 28, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC.
Date: May 28, 2020	By:	/s/ Nancy A. Walsh
Nancy A. Walsh
Chief Financial Officer and Senior Vice President
(Principal Financial Officer)